For Immediate Release
Contact: Cheryl Olson, 605.336.5681, cheryl.olson@greatwesternbank.com

Great Western Bancorp, Inc. Declares Cash Dividend
Sioux Falls, SD - January 28, 2015 - Great Western Bancorp, Inc. (NYSE: GWB) today announced that its Board of Directors has declared a quarterly cash dividend to its shareholders. This is the first cash dividend paid to Great Western shareholders since the company completed its initial public offering in October 2014.

A quarterly cash dividend of $0.12 per common share will be paid on February 23, 2015, to all shareholders of record as of close of business on February 12, 2015. Future dividends will be subject to Board approval.

President & CEO Ken Karels said, "Great Western's strong earnings and sound capital position are the reason why we are able to pay our first-ever cash dividend as a public company. This dividend supports our capital allocation strategy, which includes making key strategic investments and our commitment to bring value to shareholders."

This press release and other important information about Great Western Bank are available at www.greatwesternbank.com.

About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 163 branches in seven states: South Dakota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western’s expected performance and strategy, and the interest rate environment, in fiscal year 2015 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Great Western Bancorp, Inc.

Media Contact: Cheryl Olson, 605.336.5681, cheryl.olson@greatwesternbank.com

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